PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated February 17, 2006)	REGISTRATION NO. 333-37980

1,000,000,000 Depositary Receipts

Market 2000+ HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Market 2000+ HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Market 2000+ HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company (1)(2)(5)	Ticker	Share Amounts	Primary Trading Market
Agere Systems Inc.(1)	AGR	0.110136986	NYSE
Alcatel-Lucent	ALU	0.7808	NYSE
American International Group, Inc.	AIG	2	NYSE
Astrazeneca p.l.c. *	AZN	4	NYSE
AT&T Inc.(2)	T	11.560304	NYSE
AVAYA Inc.	AV	0.3333	NYSE
BP p.l.c. *	BP	3	NYSE
Bristol-Myers Squibb Company	BMY	3	NYSE
BT Group p.l.c.	BT	2	NYSE
CBS Corporation Class B “New”	CBS	1.5	NYSE
Cisco Systems, Inc.	CSCO	3	NASDAQ
Citigroup Inc.	C	3	NYSE
Comcast Corporation(4)	CMCSA	2.9115	NASDAQ
The Coca-Cola Company	KO	3	NYSE
Dell Inc.	DELL	5	NASDAQ
Deutsche Telekom AG *	DT	5	NYSE
Eli Lilly and Company	LLY	2	NYSE
EMC Corporation	EMC	2	NYSE
Exxon Mobil Corporation	XOM	4	NYSE
France Telecom *	FTE	2	NYSE
General Electric Company	GE	3	NYSE
GlaxoSmithKline p.1.c.	GSK	3	NYSE
Hewlett-Packard Company	HPQ	4	NYSE
Home Depot, Inc.	HD	4	NYSE
Idearc Inc.	IAR	0.2	NYSE
Intel Corporation	INTC	2	NASDAQ
International Business Machines Corporation	IBM	2	NYSE
JDS Uniphase Corporation	JDSU	0.25	NASDAQ
Johnson & Johnson	JNJ	4	NYSE
LM Ericsson Telephone Company *	ERIC	0.9	NASDAQ
Brocade Communications Systems Inc.(3)	BRCD	0.0552103518	NASDAQ
Medco Health Solutions	MHS	0.3618	NYSE
Merck & Co., Inc.	MRK	3	NYSE
Microsoft Corporation	MSFT	6	NASDAQ
Morgan Stanley	MWD	2	NYSE

(continued on following page)

Name of Company	Ticker	Share Amounts	Primary Trading Market
Nippon Telegraph and Telephone Corporation *	NTT	3	NYSE
Nokia Corp. *	NOK	4	NYSE
Nortel Networks Corporation	NT	0.2	NYSE
Novartis AG *	NVS	5	NYSE
Oracle Corporation	ORCL	4	NASDAQ
Pfizer Inc.	PFE	4	NYSE
Qwest Communications International Inc.	Q	4	NYSE
Sony Corporation *	SNE	2	NYSE
Sun Microsystems, Inc.	SUNW	4	NASDAQ
Syngenta AG	SYT	1.038608908	NYSE
Texas Instruments Incorporated	TXN	3	NYSE
The Travelers Companies(5)	TRV	0.17158726	NYSE
Time Warner Inc.	TWX	6	NYSE
TOTAL S.A. *	TOT	4	NYSE
Toyota Motor Corporation *	TM	2	NYSE
Verizon Communications	VZ	4	NYSE
Viacom Inc. Class B “New”	VIA.B	1.5	NYSE
Vodafone Group Plc*	VOD	4.375	NYSE
Wal-Mart Stores Inc.	WMT	4	NYSE
Zimmer Holdings, Inc.	ZMH	0.3	NYSE

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(1) The merger of Agere Systems Inc. (NYSE ticker “AGR”) and LSI Logic Corporation (NYSE ticker “LSI”) will become effective April 2, 2007. As a result LSI Logic Corporation will replace Agere Systems as an underlying security of the Market 2000+ HOLDRS Trust. For each share of Agere Systems Inc. held, shareholders will receive 2.16 shares of LSI Logic Corporation. For the 0.1101369864 shares of Agere Systems Inc. per 100 shares round lot of Market 2000+ HOLDRS Trust, the Bank of New York will receive 0.23789589062 shares of LSI Logic Corporation.

(2) Effective January 3, 2007, as a result of the merger of BellSouth Corporation (NYSE Ticker: “BLS”) and AT&T Inc. (NYSE Ticker: “T”), two constituents of the Market 2000+ HOLDRS Trust, BellSouth Corporation is no longer be an underlying constituent of the Market 2000+ HOLDRS Trust. For the 5 shares of BellSouth Corporation per 100 shares round lot of Telecom HOLDRS, The Bank of New York received 6.625 shares of AT&T Inc. Effective January 3, 2007, creations and cancellations of Market 2000+ HOLDRS Trust require 11.560304 shares of AT&T Inc.

(3) As a result of the merger of McData Corporation ( NASDAQ Ticker: “MCDTA”) and Brocade Communications Systems Inc. (NASDAQ Ticker: “BRCD”), Brocade Communications Systems Inc. replaced McData Corporation as an underlying constituent of the Market 2000+ HOLDRS Trust. For each share of McData Corporation held, shareholders will receive $0.75 shares of Brocade Communications Systems Inc. For the 0.0736138024 shares of McData Corporation per 100 shares round lot of Internet Architecture HOLDRS, The Bank of New York will receive 0.0552103518 shares of Brocade Communications Systems Inc. Effective January 30, 2007, creations and cancellations of Internet Architecture Trust require 0.0552103518 shares of Brocade Communications Systems Inc.

(4) The quantity of shares of Comcast Corporation (NASDAQ Ticker “CMCSA”) represented by each 100 share round lot of Market 2000+ HOLDRS increased to 2.9115 shares due to a 3 for 2 stock split of Comcast Corporation. Effective February 27, 2007, creations and cancellations of Market 2000+ Trust require 2.9115 shares of Comcast Corporation.

(5) Effective February 27, 2007, St. Paul Travelers Companies (NASDAQ Ticker: “STA”), an underlying constituent of the Market 2000+ HOLDRS Trust, changed its name to The Travelers Companies, Inc. (NYSE Ticker “TRV” / CUSIP 89417E109). Creations and cancellations of Market 2000+ Trust require a deposit of 0.17158726 shares of The Travelers Companies, Inc. per 100 shares round lot of Market 2000+ HOLDRS effective February 28, 2007.

* The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see “Risk Factors” and “United States Federal Income Tax Consequences—Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is March 31, 2007.